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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the inclusion in this Registration Statement of Fusion Medical Technologies, Inc. on Amendment No. 2 on Form S-1 (File No. 333-72001) of our report dated January 28, 1999, on our audits of the consolidated financial statements of Fusion Medical Technologies, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998. We also consent to the references to our Firm under the captions "Experts."

San Jose, California

March 24, 1999

                                        /s/ PricewaterhouseCoopers LLP